Exhibit 99.1

Ominto, Inc. Names Jaye Connolly-LaBelle to Board of Directors

BOCA RATON, FL, December 1, 2016 -- Ominto, Inc. (OTC PK: OMNT), a global leader in online Cash Back shopping, today announced the appointment of Jaye Connolly-LaBelle to its Board of Directors. She also will become chairperson of the audit committee.

Connolly-LaBelle brings more than 30 years of leadership experience to Ominto, acquired from various positions she held in the finance and mergers and acquisitions areas as well as key C-level roles she served in at both private and publicly-traded corporations.

Currently, Connolly-LaBelle serves as president and chief executive officer of RippleNami, Inc., a global technology company that is redefining mapping. RippleNami is dedicated to connecting the unconnected through its proprietary, revolutionary visualization platform that consolidates big data, easily providing organizations and users with information that matters.

“Jaye is exactly the type of executive to round out our already-reputable Board. She brings to Ominto a wealth of knowledge and expertise that will benefit our future growth strategies. In addition, her award-winning capabilities will undoubtedly help us in developing new disciplines to grow our business. We welcome Jaye to our Board and look forward to her contributions,” said Michael Hansen, chief executive officer of Ominto, Inc.

Previously, Connolly-LaBelle served as president and chief executive officer of Path Central, Inc., which was acquired by XIFIN; president and chief executive officer of A-Life Medical, Inc., acquired by UnitedHealth Group; vice president of business development and mergers and acquisitions at InSight Health Corp., and director of internal audit at LabCorp.

Connolly-Labelle recently earned a gold Stevie® Award in the 2016 Stevie ®Awards for Women in Business competition, the world’s top honors for female entrepreneurs, executives, employees and the organizations they run. She was named Female Executive of the Year in the Business Products category.

Additionally, Connolly-LaBelle was named a named a winner in the 2016 Women Who Mean Business Awards, sponsored by the San Diego Business Journal, which recognizes local-area businesswomen through this prestigious opportunity. She also earned this achievement in both 2010 and 2015.

In 2010, she was named Most Admired CEO, also by the San Diego Business Journal and in 2009, she earned accolades as CFO of year in the private company category from the same publication. In that same year, while heading A-Life, she earned the Innovation in Healthcare ABBY Award from Adaptive Business Leaders, an organization that helps its member CEOs lead and grow successful companies.

Connolly-LaBelle earned her Bachelor of Science degree in accounting from Texas Tech University. For the past 15 years, she has served as board member and treasurer of Walden Family Services, a private, non-profit California corporation, founded in 1976 to provide quality care for abused and neglected children in residential group homes. She is a graduate of the FBI Citizen Academy and member of the Alumni Association, a nonprofit organization separate and apart from the FBI, which supports the community outreach efforts of the FBI by encouraging the development, growth and effectiveness of the chapters; and, serves as the official governing body, interface and liaison between FBI Headquarters and the chapters. She is a member of the Financial Executive Network Group; San Diego Economic Development Roundtable; Adaptive Business Leaders; and, Kappa Kappa Gamma Alumni Association and has been cited as a Who’s Who in Managed Care.

About Ominto, Inc.

Ominto, Inc. is a global e-commerce leader and pioneer of online Cash Back shopping delivering value-based shopping and travel deals through its primary shopping platform and affiliated Partner Program websites. At DubLi.com or at Partner sites powered by Ominto.com, consumers shop at their favorite stores, save with the best coupons and deals, and earn Cash Back with each purchase. The Ominto.com platform features thousands of brand name stores and industry-leading travel companies from around the world, providing Cash Back savings to consumers in more than 120 countries. Ominto Partner Programs offer a white label version of the Ominto.com shopping and travel platform to businesses and non-profits, providing them with a professional, reliable web presence that builds brand loyalty with their members, customers or constituents while earning commission for the organization and Cash Back for shoppers on each transaction.

For more information, please visit Ominto's corporate website http://inc.ominto.com.

Forward-looking Statements

This document contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding Ominto's strategy, future operations, future financial positions, prospects, plans and objectives of management are forward-looking statements. Without limiting the generality of the foregoing, words such as "may," "will," "to," "plan," "expect," "believe," "anticipate," "intend," "could," "would," "estimate," "target" or "continue" and similar expressions (or the negative of these terms) are intended to identify forward-looking statements. These forward statements include, among other things, statements about management's estimates regarding future revenues and financial performance and other statements about management's beliefs, intentions or goals. Ominto may not actually achieve the expectations disclosed in the forward-looking statements and you should not place undue reliance on Ominto's forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including, but not limited to: our ability to successfully obtain consumer and/or market acceptance of our membership Cash Back program; the ability to attract customers who purchase through our website; our ability to obtain additional funding and/or gener ate sufficient working capital to fund our operations; the ability to establish and/or maintain a large growing base of productive business associates; the ability to develop and/or maintain our growing Partner programs; the ability to obtain and maintain digital coupon content on our website; the risks related to Ominto's ability to manage its growth, including accurately planning and forecasting its financial results; the competitive environment for Ominto's business; Ominto's ability to protect consumer data and our intellectual property; the ability to adapt to mobile and technological change; the need to manage regulatory, tax and litigations risk; Ominto's ability to manage international business uncertainties; along with other risks and potential factors that could affect Ominto's business and financial results identified in Ominto's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended September 30, 2015.

Contact:

Michael Hansen

investors@ominto.com

561-362-2399